Exhibit 1

General Mills, Inc.

€500,000,000 3.650% Notes due 2030

€500,000,000 3.850% Notes due 2034

Underwriting Agreement

April 18, 2024

Barclays Bank PLC

1 Churchill Place

London E14 5HP

United Kingdom

BNP Paribas

16, boulevard des Italiens

75009 Paris

France

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

Deutsche Bank AG, London Branch

21 Moorfields

London EC2Y 9DB

United Kingdom

Ladies and Gentlemen:

General Mills, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom Barclays Bank PLC, BNP Paribas, Citigroup Global Markets Limited and Deutsche Bank AG, London Branch (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture (the “Indenture”), dated as of February 1, 1996, between the Company and U.S. Bank National Association, as trustee (the “Trustee”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Time of Sale Information or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus, the Time of Sale Information or the Final Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Time of Sale Information or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus, the Time of Sale Information or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

[Signature Page to the Underwriting Agreement]

Certain terms used herein are defined in Section 18 hereof.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a Preliminary Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission a final prospectus in accordance with Rules 415 and 424(b). As filed, such final prospectus supplement shall contain all Rule 430A Information or Rule 430B Information, as the case may be, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b) (i) On the Effective Date, the Registration Statement did, and when any Preliminary Prospectus is first filed (if required) in accordance with Rule 424(b), such Preliminary Prospectus will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; (ii) on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; (iii) as of the Time of Sale, the Time of Sale Information did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and no statement of material fact included in the Final Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Final Prospectus has been omitted therefrom; (iv) each Electronic Road Show, if any, when considered together with the Time of Sale Information, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and (vi) as of its date and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement, any Preliminary Prospectus, the Time of Sale Information or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Information or the Final Prospectus (or any supplement thereto), as applicable.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Act. Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Except for the Free Writing Prospectuses identified in Schedule III hereto, and Electronic Road Shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any Free Writing Prospectus.

(d) Each of the Company and its Material Subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or a limited liability company in good standing (as applicable) under the laws of the jurisdiction in which it is chartered or organized with corporate or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation or limited liability company and is in good standing (as applicable) under the laws of each jurisdiction which requires such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

(e) This Agreement has been duly authorized, executed and delivered by the Company.

(f) The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law) and entitled to the benefits of the Indenture.

(g) None of the execution and delivery of the Indenture, the issue and sale of the Securities, or the consummation of any other of the transactions herein contemplated will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Material Subsidiaries pursuant to (i) the charter or by-laws of the Company or such subsidiaries, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or such subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or such subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiaries or any of its or their properties.

(h) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no material adverse effect on the consolidated financial position, stockholders’ equity or results of operations, prospects, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (“Material Adverse Effect”), except as set forth in or contemplated in the Prospectus.

(i) The Indenture and the Securities conform in all material respects to the descriptions thereof contained in the Prospectus.

(j) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(k) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

(l) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data included or incorporated by reference in the Prospectus and Registration Statement are fairly presented on the basis stated therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Prospectus and the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(m) Except as set forth in or contemplated in the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect.

(n) KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(o) No labor dispute with the employees of the Company or any of its Material Subsidiaries exists or, to the best of the Company’s knowledge, is threatened that could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

(p) No Material Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus.

(q) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(r) The Company maintains disclosure controls and procedures and internal control over financial reporting pursuant to Rule 13a-15(a) under the Exchange Act. Since May 28, 2023, the Company has complied in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(s) (i) the Company’s internal control over financial reporting was effective as of May 28, 2023 and (ii) to the Company’s knowledge, there have been no changes in the Company’s internal control over financial reporting subsequent to May 28, 2023 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(t) The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its subsidiaries and their respective directors, officers, employees and agents (acting in their capacity as such) with Anti-Corruption Laws and applicable Sanctions. None of (a) the Company, any subsidiary or to the knowledge of the Company or such subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any subsidiary that will act in any capacity in connection with or benefit from the sale of the Securities, is a Sanctioned Person. The representations in this section shall not apply to, nor are they sought by or given to, any person if and to the extent that the express of, or compliance with, or receipt or acceptance of, such representations would breach any provision of (i) Council (EC) No. 2271/96, as amended from time to time (the “EU Blocking Regulation”), or any law or regulation implementing the EU Blocking Regulation in any member state of the European Union or any similar applicable anti-boycott law or regulation, (ii) Council Regulation (EC) 2271/96 as it forms part of domestic law of the United Kingdom by virtue of the European Union Withdrawal Act 2018 and as amended from time to time (the “U.K. Blocking Regulation”) or any law or regulation implementing the U.K. Blocking Regulation or any similar applicable anti-boycott law or regulation or (iii) with regard to Deutsche Bank AG, London Branch, Section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung – AWV)).

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than six Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made in book-entry form through a common depositary for Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V., as operator of the Euroclear system, unless the Representatives shall otherwise instruct.

4. Offering by the Underwriters. The Company understands that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) The Company will use its best efforts to cause any amendment to the Registration Statement to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement (including the Final Prospectus, any Preliminary Prospectus or the Time of Sale Information) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become effective pursuant to Rule 430A or Rule 430B, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If the Time of Sale Information is being used to solicit offers to buy the Securities at a time when the Final Prospectus is not yet available to prospective purchasers and any event occurs as a result of which the Time of Sale Information would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event occurs or condition exists as a result of which the Time of Sale Information conflicts with the information contained or incorporated by reference in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Information to comply with applicable law, the Company will forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Information so that the statements in the Time of Sale Information, as so amended or supplemented will not, in the light of the circumstances under which they were made when delivered to a prospective purchaser, be misleading or so that the Time of Sale Information, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Information, as amended or supplemented, will comply with applicable law.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (or in lieu thereof the notice required by Rule 173), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to the underwriters in such quantities as the representatives may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (or in lieu thereof the notice required by Rule 173), as many copies of the Time of Sale Information and the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the Financial Industry Regulatory Authority, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Company will furnish to the Underwriters a copy of each proposed Free Writing Prospectus to be prepared by or on behalf of, used by, or referred to by the Company and will not use or refer to any proposed Free Writing Prospectus to which the Underwriters reasonably object.

(h) The Company will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a Free Writing Prospectus prepared by or on behalf of any Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(i) The Company will not, without the prior written consent of the Representatives, (i) offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or (ii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Rule 16a-1 of the Exchange Act in respect of, any debt securities issued or guaranteed by the Company with a maturity in excess of one year or publicly announce an intention to effect any such transaction, until the Closing Date.

(j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k) In connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person; (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and are not obligated to disclose such interests.

(l) If the third anniversary of September 27, 2021 occurs before all the Securities have been sold by the Underwriters, prior to such third anniversary the Company will file a new shelf registration statement and take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(m) The Company will prepare a final term sheet relating to the offering of the Securities, substantially in the form of Exhibit A to Schedule III, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Act following the date the final terms have been established for the offering of the Securities.

(n) The Company consents to the use by any Underwriter of a Free Writing Prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433(h)(1), and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information that is permitted by Rule 134 of the Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Company contemplated in Section 5(m); provided that each Underwriter severally covenants with the Company not to take any action without the Company’s prior consent that would result in the Company being required to file with the Commission under Rule 433(d) under the Act a Free Writing Prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(o) The Company has taken commercially reasonable efforts to cause the Securities to be listed for trading on the New York Stock Exchange (the “NYSE”) as of the date of the issuance of the Securities, or as promptly as practicable thereafter, and the Company has no reason to believe that the Securities will not be authorized for listing on the NYSE, subject to official notice of issuance and evidence of satisfactory distribution.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Time of Sale and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) If filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company’s General Counsel shall have furnished to the Representatives an opinion, dated the Closing Date and addressed to the Representatives to the effect that:

(i) the Company and each of its Material Subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or limited liability company in good standing (as applicable) under the laws of the jurisdiction in which it is chartered or organized, with corporate or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation or limited liability company and is in good standing (as applicable) under the laws of each jurisdiction which requires such qualification, or subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(ii) the Company’s authorized equity capitalization is as set forth in the Prospectus; the Indenture and the Securities conform in all material respects to the description thereof contained in the Prospectus;

(iii) the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law) and entitled to the benefits of the Indenture;

(iv) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference in (A) the Time of Sale Information under the headings “Description of Debt Securities” and “Description of the Notes”; (B) the Final Prospectus under the headings, “Description of Debt Securities”, “Description of the Notes” and “Underwriting” and (C) the Registration Statement in Item 15, in each case insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

(v) (A) the Registration Statement has become effective under the Act; (B) any required filing of the Basic Prospectus, any Preliminary Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); (C) any required filing of any Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433; (D) to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, any Preliminary Prospectus and the Final Prospectus (other than the financial statements and other financial information contained or incorporated by reference therein and the Form T-1, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; and (E) nothing has come to the attention of such counsel that causes such counsel to believe that (1) on the Effective Date or the date the Registration Statement was last deemed amended, and at the Execution Time, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (2) the Final Prospectus as of its date or on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (3) the Time of Sale Information as of the Time of Sale or, as amended or supplemented (if applicable) as of the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (with respect to clauses (1) through (3) above, in each case other than the financial statements and other financial information contained or incorporated by reference therein and the Form T-1, as to which such counsel need express no opinion);

(vi) this Agreement has been duly authorized, executed and delivered by the Company;

(vii) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended;

(viii) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained;

(ix) neither the execution and delivery of the Indenture, the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Material Subsidiaries pursuant to, (i) the charter or by-laws of the Company or such subsidiaries, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or such subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or such subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiaries or any of its or their properties;

(x) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement; and

(xi) the statements in the Prospectus under the caption “Material United States Federal Income and Estate Tax Considerations”, insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize in all material respects the U.S. federal tax laws referred to therein.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and its subsidiaries and public officials. With respect to opinion (iii) above, such opinion may be rendered by Faegre Drinker Biddle & Reath LLP with respect to the laws of the State of New York. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

(c) The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Time of Sale Information, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President or any Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Time of Sale Information, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) to the knowledge of such officers, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

(e) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, constituting statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters and (i) confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder; (ii) confirming that they have performed a review of the unaudited interim financial information of the Company for the period ended on and as at the date of the unaudited financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and Final Prospectus, in accordance with Statement on Auditing Standards No. 100; and (iii) stating in effect, except as provided in Schedule I hereto, that:

(i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(ii) on the basis of a reading of the unaudited financial statements of the Company made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the period ended on and as at the date of the unaudited financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and Final Prospectus, as indicated in their report which is incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent unaudited financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus, nothing came to their attention which caused them to believe that:

(1) any unaudited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q or in reports on Form 8-K under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus;

(2) with respect to the period subsequent to the date of the most recent financial statements (other than any capsule information), audited or unaudited, included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus, there were any changes, at a specified date not more than three Business Days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders’ equity of the Company or in consolidated net current assets as compared with the amounts shown on the consolidated balance sheet as of the date indicated above included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus, or for the period from the date one day after the date above to such specified date there were any decreases, as compared with the corresponding period in the preceding year for sales, earnings before taxes and earnings from joint ventures or in total or per share amounts of net earnings of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

(3) any material modifications should be made to the unaudited financial statements incorporated by reference in the Registration Statement, the Time of Sale Information or the Final Prospectus for them to be in conformity with generally accepted accounting principles; and

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement, the Time of Sale Information and the Final Prospectus, including the information set forth under the captions “Summary” and ”Risk Factors” in the Time of Sale Information and the Final Prospectus, the information included or incorporated by reference in Items 1, 1A, 2, 7 and 11 of the Company’s Annual Report on Form 10-K, incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus, and the information included in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included or incorporated by reference in the Company’s quarterly reports on Form 10-Q or current reports on Form 8-K, incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Final Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the consolidated financial position, stockholders’ equity or results of operations, prospects, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement and the Final Prospectus.

(g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell LLP, counsel for the Underwriters, at 450 Lexington Avenue, New York, New York, 10017 on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. Except as provided in this Section 7 and Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel. Each Underwriter agrees to pay the portion of such expenses represented by such Underwriter’s pro rata share (based on the proportion that the principal amount of Securities set forth opposite each Underwriter’s name in Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all Underwriters) of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the officers and directors of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, the Time of Sale Information, any issuer free writing prospectus as defined in Rule 433(h)(1) under the Act, any Electronic Roadshow, any issuer information that the Company has filed, or is required to file, pursuant to Rule 433(d)(i)(B) under the Act or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the paragraph related to concessions and reallowances and (iii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Final Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder, after taking into account the amount of damages such Underwriter is otherwise required to pay, if any. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director and officer of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each director and officer of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) For purposes of this Section 8, the parties agree that any loss incurred by an Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than euros and as a result of any variation as between i) the rate of exchange at which the euro amount is converted into Judgment Currency for the purpose of such judgment or order, and ii) the rate of exchange at which such Underwriter is able to purchase euros on the business day following actual receipt by such Underwriter of any sum adjudged or ordered to be so due in the Judgment Currency with the amount of the Judgment Currency actually received by such Underwriter shall constitute indemnifiable losses pursuant to this section. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with purchase or, or conversion into, the relevant currency.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time:

(a) (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) there shall have occurred any material disruption in securities clearance or settlement services, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Time of Sale Information or the Final Prospectus; or

(b) the representation in Section 1(b)(iii) is incorrect in any respect.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the address specified for notices to the Representatives set forth in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telefaxed to General Mills, Inc., General Counsel, Number One General Mills Blvd., Minneapolis, Minnesota 55426, with a copy to General Mills, Inc., Treasury Department, Number One General Mills Blvd., Minneapolis, Minnesota 55426, Attn.: Treasurer.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17. Miscellaneous: In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its subsidiaries from time to time concerning or relating to bribery or corruption.

“Basic Prospectus” shall mean the prospectus covering the Securities dated September 27, 2021, contained in the Registration Statement, in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act).

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Electronic Road Show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Offered Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act).

“Free Writing Prospectus” has the meaning set forth in Rule 405 under the Act and includes the final term sheet referred to in Section 5(m) hereof.

“Material Subsidiaries” shall mean the Company’s significant subsidiaries as defined by Rule 1-02(w) of Regulation S-X.

“Preliminary Prospectus” shall mean any preliminary form of the Final Prospectus used prior to filing of the Final Prospectus.

“Prospectus” shall mean the Final Prospectus, as of its date and as of the Closing Date, and the Time of Sale Information as of the Time of Sale.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information or Rule 430B Information, as the case may be, deemed to be included therein at the Effective Date as provided by Rule 430A or Rule 430B.

“Rule 173”, “Rule 415”, “Rule 424”, “Rule 430A”, “Rule 430B” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 430B Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430B.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, HM Treasury of the United Kingdom or any member state of the European Union.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, HM Treasury of the United Kingdom or any member state of the European Union, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Time of Sale” shall mean the time when sales of the Securities were first made.

“Time of Sale Information” shall mean the Preliminary Prospectus (if applicable) most recently available prior to the Time of Sale and each Free Writing Prospectus relating to the Securities listed on Schedule III hereto. If, subsequent to the Execution Time, the Company and the Underwriters have determined that such Time of Sale Information included an untrue statement of material fact or omitted a statement of material fact necessary to make the information therein, in the light of the circumstances under which it was made, not misleading and have agreed to provide an opportunity to purchasers of the Securities to terminate their old purchase contracts and enter into new purchase contracts, then “Time of Sale Information” will refer to the information available to purchasers at the time of entry into the first such new purchase contract.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

19. Other Liabilities Governed by Non-EEA Law. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the parties hereto, each counterparty to a BRRD Party acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to it under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person, and the issue to or conferral on it of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability; and

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

The terms which follow, when used in this Section 19, shall have the meanings indicated.

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“BRRD Party” means any Underwriter subject to Bail-in Powers.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.

20. Other Liabilities Governed by UK Law. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding among the parties to this Agreement, each of the parties to this Agreement acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant United Kingdom (“UK”) resolution authority, and acknowledges, accepts and agrees to be bound by:

(a) the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the Underwriters to the Company under this Agreement, which (without limitation) may include and result in any of the following or some combination thereof:

(i) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Underwriters or another person (and the issue to or conferral on the Company of such shares, securities or obligations);

(iii) the cancellation of the UK Bail-in Liability; and/or

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

The terms which follow, when used in this Section 20, shall have the meanings indicated.

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

21. Representatives. Any action by the Underwriters hereunder may be taken by Barclays Bank PLC, BNP Paribas, Citigroup Global Markets Limited and Deutsche Bank AG, London Branch on behalf of the Underwriters, and any such action taken by Barclays Bank PLC, BNP Paribas, Citigroup Global Markets Limited and Deutsche Bank AG, London Branch shall be binding upon the Underwriters. The execution of this Agreement by each Underwriter constitutes agreement to, and acceptance of, this Section 21.

22. Agreement Among Underwriters. The execution of this Agreement by each Underwriter constitutes the acceptance of each Underwriter of the ICMA Agreement Among Managers Version 1/New York Schedule, subject to any amendment notified to the Underwriters in writing at any time prior to the execution of this Agreement. References to the “Managers” shall be deemed to refer to the Underwriters, references to the “Lead Manager” shall be deemed to refer to Barclays Bank PLC, BNP Paribas, Citigroup Global Markets Limited and Deutsche Bank AG, London Branch; references to “Settlement Lead Manager” shall be deemed to refer to Deutsche Bank AG, London Branch; “Stabilization Coordinator” shall be deemed to refer to Deutsche Bank AG, London Branch and “Subscription Agreement” means the Underwriting Agreement. As applicable to the Underwriters, Clause 3 of the ICMA Agreement Among Managers Version 1/New York Schedule shall be deemed to be deleted in its entirety and replaced with Section 9 of this Agreement.

23. Stabilization. The Company hereby authorizes Deutsche Bank AG, London Branch as the “Stabilizing Manager” to make adequate public disclosure regarding stabilization of the information required in relation to such stabilization by Commission Regulation (EC) 2273/2003 of the Commission of the European Communities. The Stabilizing Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail, but in doing so the Stabilizing Manager shall act as principal and not as agent of the Company and any loss resulting from overallotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilizing Manager. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Nothing contained in this paragraph shall be construed so as to require the Company to issue in excess of the aggregate principal amount of Securities specified in Schedule II hereto. Such stabilization, if commenced, may be discontinued at any time and shall be conducted by the Stabilizing Manager in accordance with all applicable laws and directives.

24. Commissionaire Account Third Party Rights. The Settlement Lead Manager or such other Representative as the Underwriters may agree to settle the Securities (the “Settlement Bank”) acknowledges that the Securities will initially be credited to an account (the “Commissionaire Account”) for the benefit of the Settlement Bank the terms of which include a third-party beneficiary clause (‘stipulation pour autrui’) with the Company as the third-party beneficiary and provide that such Securities are to be delivered to others only against payment of the purchase prices set forth in Schedule I hereto into the Commissionaire Account on a delivery against payment basis.

The Settlement Bank acknowledges that (i) the Securities shall be held to the order of the Company as set out above and (ii) the purchase prices set forth in Schedule I hereto for the Securities received in the Commissionaire Account will be held on behalf of the Company until such time as they are transferred to the Company’s order. The Settlement Bank undertakes that the purchase prices set forth in Schedule I hereto will be transferred to the Company’s order promptly following receipt of such monies in the Commissionaire Account. The Company acknowledges and accepts the benefit of the third-party beneficiary clause (‘stipulation pour autrui’) pursuant to the Belgian or Luxembourg Civil Code, as applicable, in respect of the Commissionaire Account.

25. Product Governance Rules (UK). Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(a) each of Barclays Bank PLC, BNP Paribas, Citigroup Global Markets Limited and Deutsche Bank AG, London Branch (each a “UK Manufacturer” and together “the UK Manufacturers”) acknowledges that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Prospectus and announcements in connection with the Securities; and

(b) the other Underwriters (other than those subject to the UK MiFIR Product Governance Rules) and the Company note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturers and the related information set out in the Prospectus and announcements in connection with the Securities.

26. Product Governance Rules (EU). Solely for the purposes of the requirements of Article 9 of the MiFID Product Governance rules under EU Delegated Directive 2017/593 as implemented into the laws of the relevant member state (the “EU Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the EU Product Governance Rules:

(a) Deutsche Bank AG, London Branch (an “EU Manufacturer”) acknowledges to each other EU Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Prospectus in connection with the Securities;

(b) and the other Underwriters (other than those subject to the EU Product Governance Rules) and the Company note the application of the EU Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the EU Manufacturers and the related information set out in the Prospectus and announcements in connection with the Securities.

27. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or any BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. 1841(k);

“Covered Entity” means any of the following:

a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1 as applicable;

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of Page Intentionally Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

GENERAL MILLS, INC.

By:	/s/ Jeffrey G. Siemon, Jr.
Name: Jeffrey G. Siemon, Jr.
Title: Vice President, Treasurer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

BARCLAYS BANK PLC

By:	/s/ Meghan Maher
Name: Meghan Maher
Title: Managing Director

BNP PARIBAS

By:	/s/ Vikas Katyal
Name: Vikas Katyal
Title: Authorised Signatory

By:	/s/ Anne Benson-Imbert
Name: Anne Benson-Imbert
Title: Authorised Signatory

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Philip Magowan
Name: Philip Magowan
Title: Delegated Signatory

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ John Han
Name: John Han
Title: Managing Director

By:	/s/ Jonathan Krissel
Name: Jonathan Krissel
Title: Managing Director

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Underwriter Name: MUFG Securities EMEA plc

By:	/s/ Corina Painter
Name: Corina Painter
Title: Authorised Signatory

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Underwriter Name: PNC Capital Markets LLC

By:	/s/ Valerie Shadeck
Name: Valerie Shadeck
Title: Managing Director

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Underwriter Name: SMBC Nikko Capital Markets Limited

By:	/s/ Stephen Apted
Name: Stephen Apted
Title: Head of Debt Syndication

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Underwriter Name: U.S. Bancorp Investments, Inc.

By:	/s/ Julie Brendel
Name: Julie Brendel
Title: Managing Director

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Underwriter Name: Wells Fargo Securities International Limited

By:	/s/ Damon Mahon
Name: Damon Mahon
Title: Managing Director

SCHEDULE I

Underwriting Agreement dated:	April 18, 2024

Registration Statement No.:	333-259827

Representatives:	Barclays Bank PLC, BNP Paribas, Citigroup Global Markets Limited and Deutsche Bank AG, London Branch

Title, Purchase Price and Description of the Securities:

Title and Aggregate Principal Amount:	General Mills, Inc. €500,000,000 3.650% Notes due 2030 (the “2030 Notes”) €500,000,000 3.850% Notes due 2034 (the “2034 Notes”)

Purchase Price (plus interest, if any, accrued from the Closing Date):	2030 Notes: 99.535% or €497,675,000 2034 Notes: 99.224% or €496,120,000

Price to Public:	2030 Notes: 99.885% 2034 Notes: 99.674%

Sinking Fund Provisions:	None

Optional Redemption Provisions: Make-whole Call:

2030 Notes:

Prior to July 23, 2030, make-whole call at Bunds plus 20 basis points plus accrued and unpaid interest to the redemption date.

2034 Notes:

Prior to January 23, 2034, make-whole call at Bunds plus 25 basis points plus accrued and unpaid interest to the redemption date.

Par call:

2030 Notes:

On or after July 23, 2030, at par plus accrued and unpaid interest to the redemption date.

2034 Notes:

On or after January 23, 2034, at par plus accrued and unpaid interest to the redemption date.

Change of Control Offer to Purchase:	If a change of control triggering event occurs, unless General Mills has exercised its right to redeem the notes, it will be required to make an offer to purchase the notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the date of repurchase.

Closing Date and Time:	April 23, 2024 at 7:00 a.m., London Time

Address for Notices to Representatives:

Barclays Bank PLC

1 Churchill Place

London E14 5HP
United Kingdom

Telephone: +44 (0) 20 7773 9098

Attention: Debt Syndicate

Email:

LeadManagedBondNotices@barclayscorp.com

BNP Paribas
10 Harewood Avenue

London NW1 6AA

United Kingdom

Telephone: +44 (0) 20 7595 8222

Attention: Fixed Income Syndicate
E-mail: mary.chapman@bnpparibas.com and

rafael.ribeiro@us.bnpparibas.com

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

Facsimile: +44 (0) 20 7986 1927

Attention: Syndicate Desk

Deutsche Bank AG, London Branch

21 Moorfields

London EC2Y 9DB

United Kingdom

Telephone: +44 (0) 20 7545 4361

Attention: DCM Debt Syndicate

SCHEDULE II

Underwriters	Principal Amount of 2030 Notes To Be Purchased	Principal Amount of 2034 Notes To Be Purchased
Barclays Bank PLC	€100,000,000	€100,000,000
BNP Paribas	100,000,000	100,000,000
Citigroup Global Markets Limited	100,000,000	100,000,000
Deutsche Bank AG, London Branch	100,000,000	100,000,000
MUFG Securities EMEA plc.	20,000,000	20,000,000
PNC Capital Markets LLC	20,000,000	20,000,000
SMBC Nikko Capital Markets Limited	20,000,000	20,000,000
U.S. Bancorp Investments, Inc.	20,000,000	20,000,000
Wells Fargo Securities International Limited	20,000,000	20,000,000

Total:	€500,000,000	€500,000,000

SCHEDULE III

Free Writing Prospectus(es)

Final Term Sheet (attached as Exhibit A hereto)

EXHIBIT A TO SCHEDULE III

Filed pursuant to Rule 433

Registration No. 333-259827

GENERAL MILLS, INC.

Pricing Term Sheet

April 18, 2024

€500,000,000 3.650% Notes due 2030 (the “2030 Notes”)

€500,000,000 3.850% Notes due 2034 (the “2034 Notes”)

(together, the “notes”)

Issuer:	General Mills, Inc.

Principal Amount:	2030 Notes: €500,000,000 2034 Notes: €500,000,000

Offering Format:	SEC Registered

Maturity:	2030 Notes: October 23, 2030 2034 Notes: April 23, 2034

Price to Public:	2030 Notes: 99.885% 2034 Notes: 99.674%

Yield to Maturity:	2030 Notes: 3.673% 2034 Notes: 3.890%

Interest Rate:	2030 Notes: 3.650% per annum 2034 Notes: 3.850% per annum

Spread to Benchmark Bund:	2030 Notes: +125.8 basis points 2034 Notes: +140.1 basis points

Benchmark Bund:	2030 Notes: DBR 0.000% due August 15, 2030 2034 Notes: DBR 2.200% due February 15, 2034

Benchmark Bund Yield/ Price	2030 Notes: 2.415% / 86.010% 2034 Notes: 2.489% / 97.500%

Spread to Mid Swaps:	2030 Notes: +85 basis points 2034 Notes: +110 basis points

Mid Swaps Yield:	2030 Notes: 2.823% 2034 Notes: 2.790%

Interest Payment Date:	2030 Notes: October 23 each year, commencing on October 23, 2024 2034 Notes: April 23 each year, commencing on April 23, 2025

Optional Redemption Provisions:

Make-whole call:

2030 Notes:

Prior to July 23, 2030, make-whole call at Bunds plus 20 basis points plus accrued and unpaid interest to the redemption date.

2034 Notes:

Prior to January 23, 2034, make-whole call at Bunds plus 25 basis points plus accrued and unpaid interest to the redemption date.

Par call:

2030 Notes:

At any time on or after July 23, 2030, at par plus accrued and unpaid interest to the redemption date.

2034 Notes:

At any time on or after January 23, 2034, at par plus accrued and unpaid interest to the redemption date.

Change of Control Offer to Purchase:	If a change of control triggering event occurs, unless General Mills has exercised its right to redeem the notes, it will be required to make an offer to purchase the notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the date of repurchase.

CUSIP / ISIN / Common Code:	2030 Notes: 370334CY8 / XS2809270072 / 280927007 2034 Notes: 370334CZ5 / XS2809271047 / 280927104

Day Count Convention:	Actual/Actual (ICMA)

Trade Date:	April 18, 2024

Settlement Date (T+3)**:	April 23, 2024

Denominations:	€100,000 and higher multiples of €1,000

Joint Book-Running Managers:	Barclays Bank PLC BNP Paribas Citigroup Global Markets Limited Deutsche Bank AG, London Branch

Co-Managers:	MUFG Securities EMEA plc. PNC Capital Markets LLC SMBC Nikko Capital Markets Limited U.S. Bancorp Investments, Inc. Wells Fargo Securities International Limited

Listing:	Application will be made to list the notes on the New York Stock Exchange.

Target Market:	MiFID II and UK MiFIR – professionals/ECPs-only / No PRIIPs or UK PRIIPs KID – Manufacturer target market (MiFID II and UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in EEA or UK.

*	Note: A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**

Under Rule 15c6-1 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day before the delivery of the notes will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the second business day before the delivery of the notes should consult their own advisors.

The notes will be represented by beneficial interests in fully registered permanent global notes (the “international global notes”) without interest coupons attached, which will be registered in the name of, and shall be deposited on or about April 23, 2024 with a common depositary for, and in respect of interests held through, Euroclear Bank, S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”). Any notes represented by global notes held by a nominee of Euroclear or Clearstream will be subject to the then applicable procedures of Euroclear and Clearstream, as applicable. Euroclear and Clearstream’s current practice is to make payments in respect of global notes to participants of record that hold an interest in the relevant global notes at the close of business on the date that is the clearing system business day (for these purposes, Monday to Friday inclusive except December 25th and January 1st) immediately preceding each applicable interest payment date.

This term sheet is not a prospectus for the purposes of Regulation (EU) 2017/1129, including the same as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020.

The communication of this term sheet and any other document or materials relating to the issue of the notes is not being made, and such documents or materials have not been approved, by an authorized person for the purposes of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This document and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this term sheet and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this term sheet or any of its contents.

Relevant stabilization regulations including FCA/ICMA will apply.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Bank PLC at 1-888-603-5847, BNP Paribas at 1-800-854-5674, Citigroup Global Markets Limited at 1-800-831-9146 or Deutsche Bank AG, London Branch at 1-800-503-4611.

This pricing term sheet supplements the preliminary form of Prospectus Supplement issued by General Mills, Inc. on April 18, 2024 relating to its Prospectus dated September 27, 2021.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.